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                                                                    EXHIBIT 23.3

                                     CONSENT


         Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 of Commodore Applied Technologies, Inc. (the "Company") as a person about to become a director of the Company.


Dated:  September 6, 1996



                                            /s/ John A. Cenerazzo
                                            ----------------------------
                                                John A. Cenerazzo